EXHIBIT 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-75093, 333-10739, 333-79163, 333-104745 and 333-143961) of Integra Bank Corporation of our report dated March 12, 2008 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of Integra Bank Corporation for the year ended December 31, 2007.
/s/ Crowe Chizek and Company LLC
Louisville, Kentucky
March 12, 2008